Exhibit 99.2

Beyond Air Submits FDA PMA Supplement for Next Generation LungFit® PH

LungFit PH II’s smaller, lightweight, transport-ready design is expected to open the entirety of the NO market

Final design based upon substantial feedback from respiratory therapists across the country

LungFit PH
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Beyond Air

LungFit® PH

- Weight 44lbs
- Height 18.3 inches
- Width 19.3 inches
- Depth 15.6 inches

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LungFit PH II
Beyond Air

LungFit® PH II

- Weight 24lbs
- Height 11.0 inches
- Width 10.7 inches
- Depth 15.0 inches

Garden City, NY, June 16, 2025 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced the submission of a premarket approval (PMA) supplement application to the U.S. Food and Drug Administration (FDA) for LungFit PH II, the next-generation therapeutic nitric oxide generator.

Beyond Air has developed its LungFit PH II system to be smaller, lighter and fully transport-ready — while delivering all the breakthrough features of the currently FDA-approved version from the Company’s therapeutic platform of nitric oxide generators targeting pulmonary disease. The new system uses the same Smart Filter and accessories as the first-generation device, ensuring continuity, streamlined logistics, and minimal disruption for existing customers.

The LungFit PH platform uses the Company’s patented Ionizer™ technology to generate unlimited on-demand nitric oxide from ambient air, which is then able to be delivered directly to a ventilator circuit, regardless of dose or flow. The LungFit PH system uses the equivalent power of a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, forming nitric oxide with low levels of nitrogen dioxide (NO2) created as a byproduct. The gas then passes through a Smart Filter, which removes the toxic NO2 from the internal circuit.

For the treatment of PPHN, the novel LungFit PH system is designed to deliver NO doses consistent with the current standard of care for delivery of 20 ppm NO, with a range of 0.5 ppm – 80 ppm (low concentration NO), for ventilated patients. Each Smart Filter provides 12 hours of therapy regardless of ventilator demands and can be replaced in seconds for uninterrupted treatment.

“We are pleased to announce that development of our transport-ready LungFit PH II has resulted in a NO system which we believe is far superior to legacy systems currently available in the market. While our first-generation system already delivers key advantages to hospitals, this next-generation device raises the bar with a reduced weight and footprint, simplified operation, longer service interval, and full compatibility with both air and ground transport. It also includes an automated backup system that retains most primary system capabilities,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “Once approved, we are confident that the introduction of LungFit PH II will play a pivotal role in accelerating our market expansion and advancing our position as a global leader in hospital-based NO delivery.”

NO gas is a vasodilator approved in dozens of countries to improve oxygenation and reduce the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents. Low concentration inhaled NO therapy has been the standard-of-care for PPHN for over 20 years in the United States. PPHN is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1,000 live births (0.4-6.8/1,000 live births) with a mortality rate ranging between 4-33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. In the European Union and many other countries outside the United States, NO is also approved for the treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function.

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About LungFit *

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator-compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders, providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety by eliminating NO2 purging steps, and offering other operational benefits.

LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g., COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g., NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

*Beyond Air’s LungFit PH is approved for commercial use in the United States, European Union, Australia, Thailand and New Zealand. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1,000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM).

The Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

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Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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